Computation of Net Income Per Common Share

(Dollars in millions, except per-share data; shares in thousands)
I. Basic Net Income (Loss) Per Common Share
     Income (loss) from continuing operations
     Accrued dividends on ESOP preferred stock, net
     Accrued dividends on redeemable preferred stock
     Call premium on redeemable preferred stock
     Adjusted income (loss) from continuing operations
     Discontinued operations
     Adjusted net income (loss)

     Average common shares outstanding during the period
     Common shares issuable with respect to
              exchangeable shares
     Adjusted average shares outstanding for the period

     Basic earnings (loss) per share:
       Continuing operations
       Discontinued operations
     Basic earnings (loss) per share


II. Diluted Net Income (Loss) Per Common Share
     Income (loss) from continuing operations
     Accrued dividends on ESOP preferred stock, net
     Accrued dividends on redeemable preferred stock
     Call premium on redeemable preferred stock
     ESOP expense adjustment, net of tax
     Interest on convertible debt, net of tax
     Adjusted income (loss) from continuing operations
     Discontinued operations
     Adjusted net income (loss)

     Average common shares outstanding during the period
     Common shares issuable with respect to:
       Stock options, incentive and exchangeable shares
       Convertible debt
       ESOP preferred stock
     Adjusted average shares outstanding for the period

     Diluted earnings (loss) per share:
       Continuing operations
       Discontinued operations
     Diluted earnings (loss) per share

                                                                  EXHIBIT 11

         1998            1997            1996            1995          1994

     $    585        $  1,452        $  1,206        $  1,174      $    794
          (46)            (44)            (43)            (42)          (41)
            -               -              (1)             (3)          (12)
            -               -               -               -           (11)
          539           1,408           1,162           1,129           730
         (190)              -               -          (1,646)            -
     $    349        $  1,408        $  1,162        $   (517)     $    730

      655,676         649,608         648,924         644,174       632,550

        3,280           3,763           5,464           7,854        10,160
      658,956         653,371         654,388         652,028       642,710


     $    .82        $   2.16        $   1.78        $   1.73      $   1.14
         (.29)              -               -           (2.53)            -
     $    .53        $   2.16        $   1.78        $  ( .80)     $   1.14



     $    585        $  1,452        $  1,206        $  1,174      $    794
          (46)              -               -               -             -
            -               -              (1)             (3)          (12)
            -               -               -               -           (11)
            -               -              (3)             (9)           (7)
            3               3               3               4             3
          542           1,455           1,205           1,166           767
         (190)              -               -          (1,646)            -
     $    352        $  1,455        $  1,205        $   (480)     $    767

      655,676         649,608         648,924         644,174       632,550

       13,091          11,691          16,108          19,206        18,005
        5,287           5,287           5,287           5,287         5,287
            -          54,687          55,960          57,325        58,620
      674,054         721,273         726,280         725,992       714,462


     $    .80        $   2.02        $   1.66        $   1.61      $   1.07
         (.28)              -               -           (2.27)            -
     $    .52        $   2.02        $   1.66        $  ( .66)     $   1.07